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                                                                   EXHIBIT 11.1
                                                                   ------------

                     THE PMI GROUP, INC. AND SUBSIDIARIES

                      COMPUTATION OF NET INCOME PER SHARE

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
                                                                    Three Months Ended                  Nine Months Ended
                                                                         Sept 30,                            Sept 30,
                                                                  2001               2000             2001              2000
                                                             --------------     --------------    -------------     ------------
Basic net income per common share:
     Net income                                                     78,344             69,256          225,072           194,225
     Average common shares outstanding                              44,509             44,213           44,410            44,240
                                                             -------------      -------------     ------------      ------------

               Basic net income per common share                      1.76               1.57             5.07              4.39
                                                             =============      =============     ============      ============
Diluted net income per common share:

Net Income                                                          78,344             69,256          225,072           194,225
                                                             -------------      -------------     ------------      ------------

Average common shares outstanding                                   44,509             44,213           44,410            44,240
Net shares to be issued upon exercise of dilutive
        stock option after applying treasury stock method              971                926              920               657
                                                             -------------      -------------     ------------      ------------
Average shares outstanding                                          45,480             45,139           45,330            44,897
                                                             -------------      -------------     ------------      ------------

               Diluted net income per common share                    1.72               1.53             4.97              4.33
                                                             =============      =============     ============      ============
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